UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 amends the Current Report on Form 8-K filed on December 9, 2016 with the U.S. Securities and Exchange Commission (the “Original Form 8-K”), to correct the contribution amounts awarded to the named executive officers under the Supplemental Executive Retirement Plan described in Item 5.02 below. Except as otherwise noted, this Amendment No. 1 does not modify or update the Original Form 8-K or the disclosures set forth therein or otherwise reflect events occurring after the filing thereof.

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Elective Employer Contribution under the Supplemental Executive Retirement Plan. On December 29, 2016, the Board of Directors (the “Board”) of Alta Mesa Holdings GP, LLC, the general partner of Alta Mesa Holdings, LP, a Texas limited partnership (the “Company”), authorized an Elective Employer Contribution (as defined in the Supplemental Executive Retirement Plan) for the Company’s named executive officers. The Elective Employer Contribution for Harlan H. Chappelle, President and Chief Executive Officer, Michael E. Ellis, Vice President of Engineering and Chief Operating Officer and Michael A. McCabe, Vice President and Chief Financial Officer, was made effective January 1, 2017 (the “Contribution Date”) with contribution amounts of $1,581,250, $706,250, and $562,500, respectively, and will vest as follows:

Vesting Date	Vested Percentage	Total Vesting
December 31, 2017	20%	20%
December 31, 2018	20%	40%
December 31, 2019	20%	60%
December 31, 2020	20%	80%
December 31, 2021	20%	100%

The Elective Employer Contribution for Homer “Gene” Cole, Vice President and Chief Technical Officer, and Frank David Murrell, Vice President of Land and Business Development, was made effective as of the Contribution Date with contribution amounts of $500,000 and $300,000, respectively, and will vest as follows:

Vesting Date	Vested Percentage	Total Vesting
December 31, 2017	0%	0%
December 31, 2018	25%	25%
December 31, 2019	25%	50%
December 31, 2020	25%	75%
December 31, 2021	25%	100%

Except as otherwise set forth herein, the contribution amount will be paid to each of the recipients in a single lump sum distribution within 60 days following the fifth anniversary of the Contribution Date, provided that the recipient has been continuously employed by the Company. In the event of a termination in employment other than as a result of death or disability, the recipient will receive the vested portion of the contribution amount within 60 days of such termination. A recipient shall receive 100% of the contribution amount within 60 days of an event of death or disability regardless of vesting. In the event that a recipient is terminated other than for cause within 18 months of a change in control, the entire contribution amount will become fully vested and payable to the recipient.

Discretionary Cash Bonuses. On December 5, 2016, the Board approved discretionary cash bonuses for Mr. Ellis, Mr. McCabe, Mr. Cole, and Mr. Murrell for the year ended December 31, 2015. All other compensation for the named executive officers for the year ended December 31, 2015 was previously reported by the Company in the Summary Compensation Table beginning on page 60 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2016 (the “Annual Report”). As of the filing of the Annual Report, bonuses for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table included in the Annual Report. Pursuant to Item 5.02(f) of Form 8-K, the bonus awards for the named executive officers for the year ended December 31, 2015 are set forth below together with the other compensation previously reported, and the new total compensation amounts.

Name and Principal Position	Year	Salary	Bonus (1)	All Other Compensation		Total
Harlan H. Chappelle	2015	$485,000	$—	$42,555	(2)	$527,555
President, Chief Executive Officer
Michael E. Ellis	2015	$485,000	$300,000	$20,423	(3)	$805,423
Chief Operating Officer, Vice President of
Engineering and Chairman of the Board
Michael A. McCabe	2015	$435,000	$300,000	$126,095	(4)	$861,095
Vice President, Chief Financial Officer
Homer “Gene” Cole	2015	$300,000	$250,000	$21,279	(5)	$571,279
Vice President, Chief Technical Officer
Frank David Murrell	2015	$360,000	$175,000	$14,819	(6)	$549,819
Vice President of Land and Business Development

(1)	Represents discretionary cash bonuses approved on December 5, 2016 for the year ended December 31, 2015.
(2)	Mr. Chappelle’s other compensation for the year ended December 31, 2015 consists of $8,954 in his matching funds to his 401(k), $30,131 in auto expenses, and approximately $3,470 for club membership.
(3)	Mr. Ellis’ other compensation for the year ended December 31, 2015 consists of $10,600 in matching funds to his 401(k) account and $9,823 in auto expenses.
(4)	For the year ended December 31, 2015, Mr. McCabe’s other compensation consists of $8,319 in matching funds to his 401(k) account, and $117,776 in travel and living expenses, which includes $41,049 for an apartment in Houston and $76,727 for travel, which consists primarily of airfare and the cost of rental cars and parking.
(5)	Mr. Cole became an executive officer of the Company in 2015. Mr. Cole’s other compensation for the year ended December 31, 2015 consists of $10,600 in matching funds to his 401(k) account and $10,679 in auto expense.
(6)	Mr. Murrell’s other compensation for the year ended December 31, 2015 consists of $10,600 in matching funds to his 401(k) account and $4,219 in auto expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

January 4, 2017	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP